UNITED STATES DISTRICT COURT
MIDDLE DISTRICT OF TENNESSEE
NASHVILLE DIVISION

PATRICIA TEMPLIN, Derivatively on behalf of Brookdale Senior Living Inc.,
Plaintiff,
v.
LUCINDA M. BAIER, T. ANDREW SMITH, STEVEN E. SWAIN, MARCUS E. BROMLEY, FRANK M. BUMSTEAD, JACKIE M. CLEGG, DANIEL A. DECKER, RITA JOHNSON-MILLS, JEFFREY R. LEEDS, MARK J. PARRELL, WILLIAM G. PETTY, JR., GUY P. SANSONE, JAMES R. SEWARD, DENISE W. WARREN, LEE S. WIELANSKY, VICTORIA L. FREED, and JORDAN R. ASHER,
Defendants,
and
BROOKDALE SENIOR LIVING INC., a Delaware Corporation,
Nominal Defendant.
Civil Action No.: 3:21-cv-00373 Judge Aleta A. Trauger SUMMARY NOTICE OF PROPOSED DERIVATIVE SETTLEMENT

TO:    ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF BROOKDALE SENIOR LIVING, INC. (“BROOKDALE” OR THE “COMPANY”) AS OF APRIL 30, 2025 (“CURRENT BROOKDALE SHAREHOLDERS”)
YOU ARE HEREBY NOTIFIED, pursuant to the May 6, 2025 Preliminary Approval Order entered in the above-captioned shareholder derivative action (the “Action”), that a

Stipulation and Agreement of Settlement dated April 30, 2025 (the “Stipulation” or “Settlement”)1 has been entered to resolve all shareholder derivative claims pending on behalf of nominal defendant Brookdale pending in the Action.
The Action alleges that the Individual Defendants breached their fiduciary duties to Brookdale by causing Brookdale to understaff its communities and to misrepresent the level of care provided, advertised, promoted, and promised to residents. The Action alleges that this alleged intentional understaffing of Brookdale’s senior living communities breached the Company’s residency agreements and caused Brookdale residents to suffer harm. The Action further alleges that the Individual Defendants breached their fiduciary duties by disseminating materially false or misleading information to Brookdale shareholders through Brookdale’s filings with the Securities and Exchange Commission and other public statements and disclosures. The Action also alleges that the Individual Defendants are liable for waste of corporate assets and unjust enrichment because they allegedly paid excessive and unwarranted compensation, bonuses, and termination payments to certain of its executive officers and directors while in breach of their fiduciary duties; awarded self-interested stock options to certain officers and directors as a result thereof; and incurred potentially millions of dollars of legal liability and/or legal costs to defend Defendants’ unlawful actions.
In connection with, and conditioned upon, the Settlement, Brookdale has agreed to implement and/or maintain corporate governance reforms, as defined and set forth in Exhibit A to the Stipulation. The Reforms are designed to enhance and improve Brookdale’s governance systems, as well as the effectiveness and responsiveness of Brookdale’s Board of Directors. The

1    Except as otherwise defined herein, all capitalized terms shall have the same meanings as set forth in the Stipulation.

Defendants dispute the allegations in the Action and entered into the Stipulation and Settlement without in any way acknowledging any fault, liability, or wrongdoing of any kind.
On July 9, 2025, at 1:00 p.m., in Courtroom 6C of the United States Courthouse located at 719 Church Street, Nashville, Tennessee 37203, the Court will hold a hearing (the “Settlement Hearing”) in the Action. The purpose of the Settlement Hearing is to determine, pursuant to Federal Rule of Civil Procedure 23.1: (i) whether the terms of the Settlement are fair, reasonable, and adequate and should be approved; (ii) whether the Notice and Summary Notice fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due process; (iii) whether a final judgment should be entered; (iv) whether the agreed-to Fee and Expense Amount of $1,900,000.00, as well as Service Awards, should be approved; and (v) such other matters as the Court may deem necessary or proper under the circumstances. The Court may: (i) approve the Settlement, with such modifications as may be agreed to by counsel for the Settling Parties consistent with such Settlement, without further notice to Current Brookdale Shareholders; and (ii) continue or adjourn the Settlement Hearing from time to time, by oral announcement at the hearing or at any adjournment thereof, without further notice to Current Brookdale Shareholders.
PLEASE READ THIS SUMMARY NOTICE CAREFULLY AND IN ITS ENTIRETY. IF YOU ARE A CURRENT BROOKDALE SHAREHOLDER, YOUR RIGHTS MAY BE AFFECTED BY THE SETTLEMENT OF THE ACTION.
This is a summary notice only. For additional information about the claims asserted in the Action and the terms of the proposed Settlement, please refer to the documents filed with the Court in the Action, or the Stipulation and the full-length Notice of Proposed Derivative Settlement and of Settlement Hearing (the “Notice”) available on the “Investor Relations” section of Brookdale’s website (www.brookdaleinvestors.com/home/default.aspx).

PLEASE DO NOT CONTACT THE COURT REGARDING THIS SUMMARY NOTICE.

If you have any questions about matters in this Summary Notice, you may contact Plaintiff’s Counsel, Michael I. Fistel, Jr. of Johnson Fistel, PLLP at: Murray House, 40 Powder Springs Street, Marietta, Georgia 30064 in writing, or by telephone at (470) 632-6000.
All Current Brookdale Shareholders will be bound by the Order and Final Judgment of the Court granting final approval of the Settlement, if the court enters the Order and Final Judgment. Any objections to the Settlement must be filed on or before June 11, 2025, in accordance with the procedures set forth in the Notice, or they shall be deemed waived.

DATED: May 6, 2025 BY ORDER OF THE UNITED STATES DISTRICT COURT OF THE MIDDLE DISTRICT OF TENNESSEE

4